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                              FENWICK & WEST LLP
                                                                    EXHIBIT 5.01


                               November 7, 1996


Isonics Corporation
4010 Moorpark Avenue, Suite 119
San Jose, California 95117

     Re:  Isonics Corporation
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Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (the "SEC") on or about
                                                              ---
October 2, 1996 (the "Registration Statement") in connection with registration
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under the Securities Act of 1933, as amended, of (1) up to _____ shares of your
Common Stock (the "Shares"), (2) up to ______ Common Stock Purchase Warrants
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(the "Warrants") (the Shares and Warrants to be sold to the public in Units,
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each Unit to consist of one Share and one Warrant), (3) up to _______ shares of your Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"),
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(4) up to _____ warrants (the "Representatives' Warrants") issuable to the
Representatives of the Underwriters and up to ______ shares of your Common Stock issuable upon exercise of the Representatives' Warrants (the "Representatives
                                                              ---------------
Shares"); (5) up to _______ common stock purchase warrants to be issued upon
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exercise of the warrants included in the Representatives' Warrants (the
"Underlying Warrants") and (6) up to ______ shares of your Common Stock issuable upon exercise of the Underlying Warrants (the "Underlying Shares").

     As your counsel, we have examined the proceedings taken by you in connection with the issuance by you of the Shares and the Warrants, the Warrant Shares, the Representatives' Warrants, the Representatives Shares, the Underlying Warrants and the Underlying Shares that may be sold by you.

     It is our opinion that the Shares and the Warrants (as Units), and the Warrant Shares, the Representatives' Warrants, the Representatives Shares, the Underlying Warrants and the Underlying Shares that may be issued and sold by you, when issued and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent of the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, and the Prospectus constituting a part thereof and any amendments thereto which have been approved by us.

                                             Very truly yours,

                                            Fenwick & West LLP